Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-82040) of Main Place Real Estate Investment Trust, predecessor to Main Place Funding, LLC, of our report dated March 31, 1999 appearing on Page 12 of this Form 10-K.


/s/ PricewaterhouseCoopers LLP

Charlotte, North Carolina
March 31, 1999